Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-283306 and 333-284512) on Form S-3 and the Registration Statement (No. 333-284544) on Form S-8 of Neuphoria Therapeutics Inc. (the Company) of our report dated September 29, 2025 relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K of Neuphoria Therapeutics Inc. for the year ended June 30, 2025.

/s/ WOLF & COMPANY P.C.

Boston, Massachusetts

September 29, 2025